UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2023

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017
(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On October 16, 2023, Reinsurance Group of America, Incorporated (the “Company”) determined that the Company had experienced a cybersecurity incident in which an unauthorized third party gained access to certain technology systems of the Company. The Company currently believes that this unauthorized third party gained such access on October 15, 2023. Following detection of the incident, the Company initiated response protocols, including deploying a number of containment measures such as taking certain systems offline as a precautionary measure. Additionally, following such detection, the Company launched an investigation, which remains ongoing, engaged the services of cybersecurity and forensics experts and advisors, and notified certain insurance regulatory authorities and law enforcement authorities.

Based on the Company’s investigation to date, the Company does not believe that any client policy holder data was accessed or extracted. The Company has also identified no evidence to date of encryption or ransomware. The Company has been working to bring its systems back online and resume normal operations, and the functionality of most of the Company’s online systems was restored earlier this week.

Additionally, the Company has been in communication with clients about the incident and its restoration progress. The Company will ensure that any appropriate notification is provided to individuals affected by this incident.

We have incurred, and expect to continue to incur, certain incremental expenses related to this incident, including expenses to respond to, remediate and investigate this incident. While the Company’s investigation is ongoing, based on information currently known, the Company does not believe this incident will have a material adverse effect on its business, operations or financial results.

The Company maintains insurance, including cybersecurity insurance, which the Company believes is commensurate with its size and the nature of its operations.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws that may relate to, among other things, statements regarding the Company’s current beliefs, understanding and expectations regarding this cyber incident and its anticipated impact on the Company’s business, operations and financial results. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future events, results or performance and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control. Future events and actual results and performance could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Factors that could cause actual events, results or performance to differ from forward-looking statements include legal, reputational, and financial risks resulting from this cyber incident, the Company’s ongoing investigation of the incident, including the Company’s potential discovery of additional information related to the incident in connection with this investigation or otherwise, the potential impact of this incident on client relationships and the Company’s business, the extent of available insurance coverage, any potential regulatory inquiries and/or litigation to which the Company may become subject in connection with this incident, the extent of remediation and other additional costs that may be incurred by the Company in connection with this incident, and the risks set forth in Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in the Company’s other periodic and current reports filed with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: October 26, 2023	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer